EXHIBIT 10(iii)(b)
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                     Ingersoll-Rand Company

      Directors Deferred Compensation and Stock Award Plan


ARTICLE I.  Purpose

Ingersoll-Rand Company ("I-R") has established the Directors Deferred Compensation and Stock Award Plan (the "Plan") to enable members of the Board of Directors (the "Board") who are not then I-R employees ("Non-employee Directors") to defer receipt of compensation for their services as Non-employee Directors to later years and to provide part of the compensation for their services as Non-employee Directors in shares of I-R Common Stock ("Shares") which will be deferred.

ARTICLE II.  Maintenance of Records

I-R shall maintain a Deferred Compensation Account for each Non-employee Director, which shall be credited in accordance with the terms of this Plan and the elections of each Non-employee
Director pursuant to this Plan.

ARTICLE III.  Deferral of Stock Awards and Deferral of Fees

     (A)  Deferred Stock Award Amount

          Each Non-employee Director shall receive an annual award on the date of the first Board of Directors meeting after each annual meeting of shareholders in the form of a promise by I-R to deliver 400 Shares ("Share Units"), or such other amount as may from time to time be established by resolution of the Board. Annual awards of Share Units shall be credited to the Deferred Compensation Account of each Non-employee
          Director and Shares in respect of such Share Units shall be delivered in accordance with the provisions of
          Article  VII  hereof.   The issuance  and  delivery  of
          Shares in respect of such Share Units shall be deferred until the Non-employee Director ceases to be a member of the Board.
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     (B)  Deferred Amounts Upon Termination of the Retirement Plan

          The Shares in respect of Share Units credited to the Deferred Compensation Accounts of the Non-employee Directors pursuant to the resolutions adopted by the
          Board  on  November  6,  1996,  with  respect  to   the
          elimination of retirement payments to Non-employee Directors shall be delivered in accordance with the provisions of Article VII hereof. The issuance and delivery of such Shares shall be deferred until the Non-employee Director ceases to be a member of the Board.

     (C)  Election to Defer Fees in Share Units

          Any Non-employee Director may elect to defer receipt of all or any portion of the retainer and meeting fees ("Fees") to be earned by such Non-employee Director by indicating his or her election to the Secretary of I-R on an election form supplied by the Secretary ("Deferral Election"). The Director's election must specify (i) the portion of such Fees to be deferred,
          (ii) the period for which Fee payments are to be deferred pursuant to such Deferral Election, up to the date a director ceases to be a member of the Board ("Deferral Period") and (iii) the time(s) of payment or delivery. Each Deferral Election is irrevocable with respect to the compensation payable for the Deferral Period to which it applies, except in the event a director ceases to be a member of the Board.

     (D)  Credit  for  Deferred Fees  and  Company  Supplemental
          Contributions

          (1) The Deferred Compensation Account will be credited with the number of Share Units equal to the number of Shares, including fractions, which could have been purchased had the amount of the Fees accrued during a Deferral Period, plus Company supplemental contributions equal to 20 percent of the Fees accrued during such Deferral Period, been used to purchase Shares on the date such Fees would have been paid had they not been deferred, at a price equal to the Share Fair Market Value, as defined below, on such date.

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          (2)  "Share Fair Market Value" shall be the mean of the
          high and low prices of Shares on the New York Stock Exchange - Composite Tape on the date in question, provided that if no sales of Shares were made on the Exchange on that date, the mean of the high and low prices reported for the preceding day on which sales of Shares were made on the Exchange.

     (E)  Vesting of Company Matching Contributions

          Company supplemental contributions shall vest upon the earlier of either five years from the date of grant or cessation of service on the Board by reason of normal retirement or death.

     (F)  Advance Notice of Election

          Any Deferral Election with respect to Fees to be earned during a calendar year shall be delivered to the Secretary of I-R prior to the beginning of any calendar year or, with respect to a new Director, before the effective date of his or her election to the Board.

          Each Non-employee Director who does not provide notice to the Secretary of a Deferral Election in accordance with the preceding sentence will be deemed not to have elected to defer receipt of any Fees (other than amounts automatically deferred).

     (G)  Duration of Election

          A  Deferral  Election  may be  made  annually  for  the
          succeeding calendar year or, at the Non-employee Director's direction, it may continue from year to year unless a written request to modify or terminate that election for a subsequent period is submitted to the Secretary of I-R on or before the date 15 days prior to the beginning of the subsequent calendar year.

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ARTICLE IV.  VOTING RIGHTS

     Share Units shall not have voting rights.

ARTICLE V.  Dividends, Distributions and Adjustments

     Whenever a cash dividend or any other distribution is paid with respect to Shares, the Deferred Compensation Account of each Non-employee Director shall be credited with an additional number of Share Units, equal to the number of Shares, including fractional Shares, that could have been purchased had such dividend or other distribution been paid on each Share Unit in the Deferred Compensation Account (on the record date for such dividend or distribution) and the amount of such dividend or value of such other distribution been used to acquire additional Shares at the Share Fair Market Value on the date such dividend or other distribution is paid. The value of any such other distribution on or related to Shares shall, at the option of the Board (or an authorized Committee of the Board), be either determined by the Board or independently established.

     The number of Share Units shall be fully adjusted upon the occurrence of any stock split, stock dividend, recapitalization, merger or similar event, and shall be appropriately adjusted for the value (determined in the manner provided above with respect to distributions) of any right, privilege or opportunity provided or offered by I-R to holders of Shares.

ARTICLE   VI.    Conversion  of  Deferred  Compensation   Account
Balances

     A Non-employee Director's cash balance in the deferred compensation program as of December 31, 1996 will be transferred to an equivalent balance in the Director's Deferred Compensation Account as of January 1, 1997. The
     Deferred Compensation Account shall be credited with the number of Share Units equal to the number of Shares, including fractions, which could have been purchased with such cash account balance on January 2, 1997, at Share Fair Market Value on such date.


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ARTICLE VII.  Delivery

     Delivery of Shares equal to the number of Share Units credited to the Deferred Compensation Account will be made to a Non-employee Director in accordance with his or her applicable Deferral Elections or, if no election applies, promptly after the date on which the Non-employee Director ceases to be a member of the Board.

     In the case of Shares to be delivered pursuant to a Deferral Election, Shares shall be delivered on the delivery date specified in the Deferral Election. In the case of Shares to be delivered promptly after the date on which a Director ceases to be a member of the Board, Shares shall be delivered as soon as practicable after such date. In any case when Shares are delivered, a cash payment will be made in lieu of delivering a fractional share.

     In the event of a Non-employee Director's death, the Shares in respect of Share Units credited to his or her Deferred
     Compensation  Account shall be delivered to the Non-employee
     Director's estate or beneficiary, as appropriate.

ARTICLE VIII.  Authorization and Source of Shares

     Shares necessary to meet the obligations of the Plan have been reserved and authorized pursuant to resolutions adopted by the Board on November 6, 1996, and additional Shares shall be reserved and authorized for delivery under the Plan from time to time. These Shares may be provided from newly-issued or treasury Shares.

ARTICLE IX.  Alienability

     Prior to delivery of Shares by I-R pursuant to Article VII, no Non-employee Director shall have any right to sell, pledge, transfer, assign or hypothecate any Share Units or Shares, or any right to receive any Share Units or Shares, credited to him under this Plan and such Share Units or Shares shall not be subject to execution, attachment, garnishment or similar process.


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ARTICLE  X.  Non-Employee Director's Rights Unsecured

     The right of a Non-employee Director to receive any Shares hereunder shall rank as an unsecured claim against I-R. Assets that may be set aside for I-R's convenience with respect to the Plan shall not in any way be held in trust for, or be subject to any prior claim by, a Non-Employee Director or beneficiary.

ARTICLE XI.   Change of  Control

     (A)  For purposes hereof,

          (1) "Affiliate" shall mean, when used to indicate a relationship with a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

          (2) "Associate" shall mean, when used to indicate a relationship with a specified person, (a) any corporation, partnership, or other organization of which such specified person is an officer or partner,
          (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person, or who is a Director or officer of the Company or any of its parents or subsidiaries, and (d) any person who is a director, officer, or partner of such specified person or of any corporation (other than the Company or any wholly-owned subsidiary of the Company), partnership or other entity which is an Affiliate of such specified person.

          (3) "Beneficial Owner" shall have the same meaning as such term is defined by Rule 13d-3 under the Securities Exchange Act of 1934 (or any successor provision at the time in effect); provided, however, that any individual, corporation, partnership, group, association, or other person or entity which has the

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          right  to  acquire  any  of the  Company's  outstanding
          securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent or absolute, pursuant to any
          agreement,  arrangement,  or  understanding   or   upon
          exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.

          (4) "Change in Control" shall mean the occurrence of either of the following:

                (a) any individual, corporation, partnership, group, association or other person or entity, together with its Affiliates and Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the company), is or becomes the Beneficial Owner of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, unless a majority of the Continuing Directors determines in their sole discretion that, for purposes of this Plan, a Change in Control has not occurred;

                (b) the Continuing Directors shall at any time fail to constitute a majority of the members of the Board of Directors; or

                (c)   any sale, lease, exchange or other transfer
          (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any person or entity where the Company owns, directly or indirectly, at least 80 percent of the outstanding voting securities of such person or entity after any such transfer.

          (5) "Continuing Director" shall mean a Director who either was a member of the Board of Directors on January 1, 1997 or who became a member of the Board of Directors subsequent to such date and whose election,

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          or   nomination   for   election   by   the   Company's
          shareholders, was Duly Approved by the Continuing Directors of the Board of Directors at the time of such nomination or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such person is named as a nominee for Director, without due objection to such nomination.

          (6) "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board of Directors, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board of Directors so long as there are at least three Continuing Directors on the Board of Directors at the time of such unanimous vote.

          (B) Upon the occurrence of a Change of Control, all deferrals pursuant to the Plan shall immediately terminate and Deferred Compensation Account amounts shall become immediately payable whether or not otherwise vested. Each Non-employee Director's Deferred Compensation Account shall be converted to cash in an amount equal to the highest Fair Market Value of one Share during the 60 days preceding the date on which the Change in Control occurs multiplied by the number of Share Units in the account. Deferred Compensation Account cash amounts shall be delivered to each director within thirty days of the Change of Control.

ARTICLE XII.  Effective Date

     The Plan is effective January 1, 1997.

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ARTICLE XIII.  Amendment and Termination

     The Board (or an authorized Committee of the Board) may at any time terminate, and may at any time and from time to time and in any respect amend, the Plan for any reason provided, however, that no amendment or termination of the Plan shall impair the right of any Director to receive amounts which have been credited to his or her Deferred Compensation Account pursuant to Articles III, V and VI prior to such amendment or termination.